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                                  EXHIBIT 3(G)

                      AMENDMENT DATED FEBRUARY 1, 1997 TO
                     PROMISSORY NOTE DATED FEBRUARY 1, 1996
                                      FROM
                              H & L CONCEPTS, INC.
                                       TO
                               ROBERT M. FELDMAN


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                          AMENDMENT OF PROMISSORY NOTE

         The undersigned hereby agree to modify the promissory note dated February 1, 1996 from Health & Leisure, Inc. to Robert M. Feldman, a copy of which is attached hereto, to modify the principal amount from $23,545 to $21,272 and extend the date for the commencement of payment of principal and interest to February 1, 1998, with interest accrued through December 31, 1997 being added to principal.

         All other terms of the note shall remain in full force and effect as written.

February 1, 1997                                /s/ Robert M. Feldman
                                               ----------------------
                                                 ROBERT M. FELDMAN


                                               H & L CONCEPTS, INC., Maker


                                               By /s/ Burton Schildhouse
                                                  ----------------------


                                               HEALTH & LEISURE, INC., Guarantor


                                               By /s/ Burton Schildhouse
                                                  ----------------------


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